CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                     AND RELATIVE RIGHTS, QUALIFICATIONS AND
                    RESTRICTIONS OF THE SERIES A CONVERTIBLE
                               PREFERRED STOCK OF
                      PERFORMANCE ASSET MANAGEMENT COMPANY

                                 --------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                                  -------------

     Performance Asset Management Company, a corporation organized and existing pursuant to and by virtue of, the provisions of the General Corporation Law of the State of Delaware, certifies as follows:

     The undersigned, Vincent E. Galewick, hereby certifies that:

     1. He is the duly elected and acting President and Secretary of Performance Asset Management Company, a Delaware corporation ("Corporation");

     2. WHEREAS, the Certificate of Incorporation of the Corporation, as amended, authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Shares"), and, additionally, authorizes the issuance of shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors, each of those series to be distinctly designated, and on such terms and for such consideration as shall be determined by the Board of Directors of the Corporation, and, additionally, grants to the Board of Directors of the Corporation the authority to determine by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers, if any, and the designations, privileges, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof; and

     3. WHEREAS, the Board of Directors of the Corporation, pursuant to action taken by written consent of the sole director on May 29, 1996, has duly adopted the following resolutions authorizing the creation of and issuance of a series of that Preferred Stock to be known as Series A Convertible Preferred Stock; NOW, THEREFORE, IT IS:

     RESOLVED, the Board of Directors of the Corporation hereby determines and fixes the number, designations, preferences, privileges, rights and limitations of another series of the Preferred Shares on the terms and with the provisions herein specified:

     1. Designation. A series of Preferred Stock of the Corporation is hereby designated "Series A Convertible Preferred Stock" ("Series A Convertible
Preferred Stock"), consisting initially of 100,000 shares. The Series A Convertible Preferred Stock shall have a par value of $.001 per share.

     2. Parity with Common Stock. Shares of the Series A Convertible Preferred Stock shall have parity with and rank equal to the Corporation's Common Stock, $.001 par value per share ("Common Stock"), with respect to the payment of dividends and upon liquidation. Other classes of Preferred Shares shall be subordinated to and shall rank junior to the Series A Convertible Preferred Stock with respect thereto; provided, however, that holders of Series A
Convertible Preferred Stock, by vote or written consent of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the then outstanding Series A Convertible Preferred Stock, may elect from time to time to allow other series or classes of Preferred Shares to rank senior to the Series A Convertible Preferred Stock with respect to dividends, assets or liquidation.

     3. Voting Rights. Except as specified in Sections 2 and 6 hereof, the holders of Series A Convertible Preferred Stock shall not have any voting powers, either general or special.

     4. Conversion.

          4.1. Voluntary Conversion. (a) Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of the Series A Convertible
     Preferred Stock at the office of the Corporation or if the Corporation shall have appointed a transfer agent for the Series A Convertible Preferred Stock, at the office of such transfer agent, into twenty (20) fully paid and nonassessable share of Common Stock.

          (b) Each share of Series A Convertible Preferred Stock shall automatically be converted into twenty (20) fully paid and nonassessable share of the Corporation's Common Stock (i) upon a Change in Control (as hereinafter defined) of the aggregate number of shares of Common Stock outstanding as of the date on which the first share of Series A Convertible Preferred Stock was issued, during any twelve (12) month period, and (ii) upon the sale of all or substantially all of the assets of the Corporation.

          (c) For purposes of this Section 4.1, the term "Change in Control" shall mean the direct or indirect acquisition by any "person" (as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended) of the direct or indirect beneficial ownership of more than ten percent (10%) of the aggregate number of shares of Common Stock outstanding as of the date on which the first share of Series A Convertible Preferred Stock was issued

          4.2. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon any conversion of Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction. Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates representing and evidencing the Series A Convertible Preferred Stock, duly endorsed, at the office of the Corporation, or if the Corporation shall have appointed a transfer agent for the Series A Convertible Preferred Stock, at the office of such transfer agent, and shall give written notice to the Corporation at either such office that the holder elects to convert the same. The person or persons entitled to receive the shares of Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          4.3. Adjustments for Subdivisions, Combinations or Consolidations of Common Stock. If the outstanding shares of Common Stock are subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted shall, concurrently with the effectiveness of such subdivision, be proportionately increased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares of Common Stock which each share of Series A Convertible Preferred Stock may be converted into shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

          4.4. Adjustments for Stock Dividends and Other Distributions. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 4, then and in each such event the holders of Series A Convertible Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event.

          4.5. Adjustments for Reclassification, Exchange and Substitution. Upon any liquidation, dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock may be converted shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Convertible Preferred Stock immediately before the change.

          4.6. Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision, combination, consolidation, reclassification, substitution or exchange of shares provided for elsewhere in this Section 4), or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A
     Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of she Series A Convertible Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 shall be applicable after that event as nearly equivalent as may be practicable.

          4.7. No Impairment. Except as provided in Section 5, the Corporation will not, by amendment of its Certificate of Incorporation or by any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

          4.8. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock which each share of Series A Convertible Preferred Stock may be converted into pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          4.9. Notices of Record Date. If the Corporation proposes at any time to:

               (a) offer for subscription pro rata to the holders of any class or series of its capital stock any additional shares of capital stock of any class or series or other rights;

               (b) effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (c) merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

          then, in connection with each such event, this Corporation shall send to the holders of the Series A Convertible Preferred Stock at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series A Convertible Preferred Stock at the address for each such holder as shown on the books of this Corporation.

     5. Status of Converted Stock. If any shares of Series A Convertible Preferred Stock are repurchased or converted pursuant to Section 4, the shares so repurchased or converted shall be retired and shall thereafter have the status of authorized and unissued shares of Preferred Shares which may be reissued by the Corporation at any time as shares of any series of Preferred Shares.

     6. Restrictions and Limitations

     (a) At such time as any shares of Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3 %) of the then outstanding shares of Series A Convertible Preferred Stock:

          (i) Redeem,  purchase  or  otherwise  acquire for value,  any share or
     shares  of  Series  A  Convertible  Preferred  Stock,   otherwise  than  by
     conversion in accordance with Section 4;

          (ii) Redeem, purchase or otherwise acquire any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements pursuant to which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;

          (iii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Convertible Preferred Stock as to dividend or redemption rights and liquidation preferences;

          (iv) Effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Corporation; or

          (v) Increase or decrease (other than by conversion) the total number of authorized shares of Series A Convertible Preferred Stock.

     (b) The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of 66 2/3% of the Series A Convertible Preferred Stock, if such amendment would amend, modify, annul, supersede, or otherwise change any of the rights, preferences, privileges of, or limitations provided for herein for the benefit of any shares of the Series A Convertible Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holders of sixty-six and two-thirds percent (66 2/3%) of the Series A Convertible Preferred Stock, if such amendment would:

          (i) Change the rights of the holders of the Series A Convertible Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

          (ii) Reduce the amount payable to the holders of the Series A Convertible Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up the Corporation, or change the liquidation preferences of the holders of the Series A Convertible Preferred Stock in relation to the rights upon liquidation of the holders of any other capital stock of the Corporation;

          (iii) Make the Series A Convertible Preferred Stock redeemable as the option of the Corporation, or

          (iv)  Cancel  or  modify  the  conversion   rights  of  the  Series  A
     Convertible Preferred Stock provided for in Section 4.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Relative Rights, Qualifications and Restrictions of the Series A Convertible Preferred Stock to be duly executed by its Chief Executive Officer and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 29th day of May, 1996.



                                                --------------------------------
                                                Vincent E. Galewick,
                                                Chief Executive Officer


ATTEST:
       ------------------------------
       Vincent E. Galewick, Secretary

     The undersigned, Vincent E. Galewick, the President and Secretary of Performance Asset Management Company, a Delaware corporation, declares under penalty of perjury under the laws of the State of California that the matters set out in the foregoing Certificate are true of his own knowledge.

     Executed at Newport Beach, California on May 29, 1996.


                                                --------------------------------
                                                Vincent E. Galewick,
                                                President


                                                --------------------------------
                                                Vincent E. Galewick,
                                                Secretary